Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Tammy Ridout	Darcy Reese
Managing Director, External Communications	Vice President, Investor Relations
614/716-2347	614/716-2614

FOR IMMEDIATE RELEASE

AEP Reports Second-Quarter 2024 Earnings, Reaffirms Guidance

•Second-quarter 2024 GAAP earnings of $0.64 per share; operating earnings of $1.25 per share
•Company reaffirms 2024 operating earnings (non-GAAP) guidance of $5.53 to $5.73 per share and long-term growth rate of 6% to 7%
•Strong data processing load in the commercial customer class positions AEP for further growth, supported by industry-leading transmission system

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30,			Year-to-date ended June 30,
	2024	2023	Variance	2024	2023	Variance
Revenue ($ in billions):	4.6	4.4	0.2	9.6	9.1	0.5
Earnings ($ in millions):
GAAP	340.3	521.2	(180.9)	1,343.4	918.2	425.2
Operating (non-GAAP)	662.0	582.2	79.8	1,332.4	1,153.8	178.6

EPS ($):
GAAP	0.64	1.01	(0.37)	2.55	1.78	0.77
Operating (non-GAAP)	1.25	1.13	0.12	2.52	2.24	0.28
EPS based on 529 million shares 2Q 2024, 515 million shares 2Q 2023, 528 million shares YTD 2024 and 515 million shares YTD 2023.

COLUMBUS, Ohio, July 30, 2024 -- American Electric Power (Nasdaq: AEP) today reported second-quarter 2024 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $340 million or $0.64 per share, compared with GAAP earnings of $521 million or $1.01 per share in second-quarter 2023. Operating earnings for second-quarter 2024 were $662 million or $1.25 per share, compared with operating earnings of $582 million or $1.13 per share in second-quarter 2023.

Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2024 GAAP and operating earnings for the quarter was largely due to a revenue refund provision associated with the Turk Plant, impacts of the EPA's revised Coal Combustion Residuals Rule, and severance expenses related to AEP's recent workforce reduction. On a year-to-date basis, the variance between GAAP and operating earnings is $0.03 per share. A full reconciliation of GAAP earnings to operating earnings for the quarter and year to date is included in the tables at the end of this news release.
"AEP’s investments in a modern, affordable and reliable energy system continue to benefit our customers and communities while supporting our earnings results. Our solid performance in the first half of the year and our team’s proven ability to efficiently manage the business allow us to reaffirm our 2024 earnings guidance range,” said Ben Fowke, interim chief executive officer and president.
“We’re seeing unprecedented growth in portions of our service territory, supported by our robust transmission network and focus on economic development. Commercial load increased 12.4% over second quarter last year, driven by a gain of more than 20% at our Transmission & Distribution companies, as new data processing facilities came online. We currently have commitments from customers for more than 15 gigawatts of incremental load by the end of the decade. We continue to see strong interest in Ohio and Texas, as well as several of our vertically integrated states, from customers looking to develop new data processing facilities. Affordability remains top of mind, and we’re working to ensure that the investments made in the grid to support this increased demand are allocated fairly and provide benefits to all customers,” Fowke said.
“To help meet the growing energy needs of our customers and communities, we’re making steady progress transforming our generation fleet with active requests for proposals and plans to add more than 20 gigawatts of new resources over the next decade. In June, Public Service Company of Oklahoma announced it will seek regulatory approval of an agreement to purchase Green Country, a 795-megawatt natural gas generation facility that will serve as a reliable and affordable local energy resource for customers.
“As part of our efforts to address the impacts of inflation, we initiated a voluntary workforce reduction program in the second quarter. Approximately 1,000 employees participated, and I’m grateful for their service to our company and our customers. We’ll begin to see the benefits of the program in the second half of the year, helping to offset higher interest rates and other inflationary pressures as we reinvest in the business to deliver for our customers," Fowke said.
“I’m proud of what our team has achieved this year and excited for the opportunities ahead for AEP as Bill Fehrman takes the helm August 1 as president and CEO. Bill is an accomplished business leader with deep experience in the energy industry and a proven track record of driving strong results. I look forward to serving as senior advisor over the next few months to ensure a smooth transition and remaining on the Board to help guide the company’s strategy as we enhance value for all of our stakeholders," Fowke added.

SUMMARY OF RESULTS BY SEGMENT

$ in millions

GAAP Earnings	2Q 24	2Q 23	Variance	YTD 24	YTD 23	Variance
Vertically Integrated Utilities (a)	65.7	278.1	(212.4)	626.5	539.1	87.4
Transmission & Distribution Utilities (b)	146.8	176.7	(29.9)	297.1	302.4	(5.3)
AEP Transmission Holdco (c)	200.7	196.4	4.3	409.4	377.9	31.5
Generation & Marketing (d)	(4.8)	(32.3)	27.5	132.8	(190.0)	322.8
All Other	(68.1)	(97.7)	29.6	(122.4)	(111.2)	(11.2)
Total GAAP Earnings (Loss)	340.3	521.2	(180.9)	1,343.4	918.2	425.2

Operating Earnings (non-GAAP)	2Q 24	2Q 23	Variance	YTD 24	YTD 23	Variance
Vertically Integrated Utilities (a)	244.8	260.4	(15.6)	545.1	525.6	19.5
Transmission & Distribution Utilities (b)	215.3	156.5	58.8	365.6	282.2	83.4
AEP Transmission Holdco (c)	208.9	196.5	12.4	417.6	378.0	39.6
Generation & Marketing (d)	61.0	66.1	(5.1)	126.4	111.3	15.1
All Other	(68.0)	(97.3)	29.3	(122.3)	(143.3)	21.0
Total Operating Earnings (non-GAAP)	662.0	582.2	79.8	1,332.4	1,153.8	178.6

A full reconciliation of GAAP earnings with operating earnings is included in tables at the end of this news release.

a.Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Co. of Oklahoma, Southwestern Electric Power and Wheeling Power
b.Includes Ohio Power and AEP Texas
c.Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures
d.Includes AEP OnSite Partners, AEP Renewables, competitive generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO

EARNINGS GUIDANCE
AEP management reaffirms its 2024 operating earnings guidance range of $5.53 to $5.73 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for 2024 earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $5.56 to $5.76 per share. See the table below for a full reconciliation of 2024 earnings guidance.

2024 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$5.56	to	$5.76

Mark-to-market impact of commodity hedging activities		(0.11)

Remeasurement of Excess ADIT Regulatory Liability		(0.09)

Impact of NOLC on Retail Rate Making		(0.50)

Disallowance - Dolet Hills Power Station		0.02

Provision for Refund - Turk Plant		0.24

Pending Sale of AEP OnSite Partners		0.02

Severance Charges		0.18

Federal EPA Coal Combustion Residuals Rule		0.21

Operating EPS Guidance	$5.53	to	$5.73

WEBCAST

AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. Eastern today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget, to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

ABOUT AEP
At American Electric Power, based in Columbus, Ohio, we understand that our customers and communities depend on safe, reliable and affordable power. Our nearly 16,000 employees operate and maintain more than 40,000 miles of transmission lines, the nation’s largest electric transmission system, and more than 225,000 miles of distribution lines to deliver power to 5.6 million customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 29,000 megawatts of diverse generating capacity, including nearly 6,000 megawatts of renewable energy. AEP is investing $43 billion over the next five years to make the electric grid cleaner and more reliable. We are on track to reach an 80% reduction in carbon dioxide emissions from 2005 levels by 2030 and have a goal to achieve net zero by 2045. AEP is recognized consistently for its focus on sustainability, community engagement and inclusion. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana, east Texas and the Texas Panhandle). AEP also owns AEP Energy, which provides innovative competitive energy solutions nationwide. For more information, visit aep.com.

WEBSITE DISCLOSURE
AEP may use its website as a distribution channel for material company information. Financial and other important information regarding AEP is routinely posted on and accessible through AEP’s website at https://www.aep.com/investors/. In addition, you may automatically receive email alerts and other information about AEP when you enroll your email address by visiting the “Email Alerts” section at https://www.aep.com/investors/.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: changes in economic conditions, electric market demand and demographic patterns in AEP service territories; the economic impact of increased global conflicts and trade tensions and the adoption or expansion of economic sanctions, tariffs or trade restrictions; inflationary or deflationary interest rate trends; volatility and disruptions in the financial markets precipitated by any cause, including turmoil related to federal budget or debt ceiling matters, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly if expected sources of capital such as proceeds from the sale of assets, subsidiaries and tax credits, and anticipated securitizations, do not materialize or do not materialize at the level anticipated, and during periods when the time lag between incurring costs and recovery is long and the costs are material; decreased demand for electricity; the impact of extreme weather conditions, natural disasters and catastrophic events such as storms, drought conditions and wildfires that pose significant risks including potential litigation and the inability to recover significant damages and restoration costs incurred; limitations or restrictions on the amounts and types of insurance available to cover losses that might arise in connection with natural disasters or operations; the cost of fuel and its transportation, the creditworthiness and performance of parties who supply and transport fuel and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; the availability of fuel and necessary generation capacity and the performance of generation plants; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; the ability to transition from generation nearing the end of its economic life and the ability to build or acquire generation (including from renewable sources), transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms, including favorable tax treatment, and to recover those costs; the impact of pandemics and any associated disruption of AEP’s business operations due to impacts on economic or market conditions, costs of compliance with potential government regulations, electricity usage, supply chain issues, customers, service providers, vendors and suppliers; new legislation, litigation and government regulation, including changes to tax laws and regulations, oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of generation plants and related assets; the impact of federal tax legislation on results of operations, financial condition, cash flows or credit ratings; the risks associated with fuels used before, during and after the generation of electricity and the byproducts and wastes of such fuels, including coal ash and spent nuclear fuel; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation or regulatory proceedings or investigations; AEP’s ability to efficiently manage operation and maintenance costs; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generation units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for coal and other energy-related commodities, particularly changes in the price of natural gas; the impact of changing expectations and demands of customers, regulators, investors and stakeholders, including evolving expectations related to environmental, social and governance concerns; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; changes in the creditworthiness of the counterparties with contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of debt;

the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting standards periodically issued by accounting standard-setting bodies; other risks and unforeseen events, including wars and military conflicts, the effects of terrorism (including increased security costs), embargoes, cyber security threats, global information technology disruptions and other catastrophic events; and the ability to attract and retain the requisite work force and key personnel.

American Electric Power

Financial Results for the Second Quarter of 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		65.7	146.8	200.7	(4.8)	(68.1)	340.3	$0.64

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(3.4)	—	—	(3.8)	—	(7.2)	(0.02)
Provision for Refund - Turk Plant	(d)	126.4	—	—	—	—	126.4	0.24
Remeasurement of Excess ADIT	(e)	(12.2)	—	—	—	—	(12.2)	(0.02)
Pending Sale of AEP OnSite Partners	(f)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(g)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(h)	10.6	41.3	—	58.8	—	110.7	0.21
Total Special Items		179.1	68.5	8.2	65.8	0.1	321.7	$0.61

Operating Earnings (Loss) (non-GAAP)		244.8	215.3	208.9	61.0	(68.0)	662.0	$1.25

Financial Results for the Second Quarter of 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		278.1	176.7	196.4	(32.3)	(97.7)	521.2	$1.01

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(13.4)	—	—	98.4	—	85.0	0.17
Pending Sale of Unregulated Renewables	(i)	—	—	—	—	0.4	0.4	—
Change in Texas Legislation	(j)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Total Special Items		(17.7)	(20.2)	0.1	98.4	0.4	61.0	$0.12

Operating Earnings (Loss) (non-GAAP)		260.4	156.5	196.5	66.1	(97.3)	582.2	$1.13

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities
(d)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(e)Represents the impact of the remeasurement of excess accumulated deferred income taxes in Michigan
(f)Represents the loss on the expected sale of AEP OnSite Partners
(g)Represents the impact of AEP's recently announced workforce reduction
(h)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule

(i)Represents an adjustment to the loss on the expected sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(j)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,672	6,332	5.4%
Commercial	6,084	5,723	6.3%
Industrial	8,749	8,660	1.0%
Miscellaneous	568	545	4.2%
Total Retail	22,073	21,260	3.8%

Wholesale Electric (in millions of kWh): (a)	3,176	3,484	(8.8)%

Total KWHs	25,249	24,744	2.0%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	6,593	5,910	11.6%
Commercial	9,209	7,393	24.6%
Industrial	6,826	6,673	2.3%
Miscellaneous	180	177	1.7%
Total Retail (b)	22,808	20,153	13.2%

Wholesale Electric (in millions of kWh): (a)	253	428	(40.9)%

Total KWHs	23,061	20,581	12.0%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers

American Electric Power
Financial Results for Year-to-Date 2024
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2024
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		626.5	297.1	409.4	132.8	(122.4)	1,343.4	$2.55

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	17.0	—	—	(76.0)	—	(59.0)	(0.11)
Remeasurement of Excess ADIT Regulatory Liability	(d)	(44.6)	—	—	—	—	(44.6)	(0.09)
Impact of NOLC on Retail Rate Making	(e)	(259.6)	—	—	—	—	(259.6)	(0.50)
Disallowance - Dolet Hills Power Station	(f)	11.1	—	—	—	—	11.1	0.02
Provision for Refund - Turk Plant	(g)	126.4	—	—	—	—	126.4	0.24
Pending Sale of AEP OnSite Partners	(h)	—	—	—	10.4	—	10.4	0.02
Severance Charges	(i)	57.7	27.2	8.2	0.4	0.1	93.6	0.18
Federal EPA Coal Combustion Residuals Rule	(j)	10.6	41.3	—	58.8	—	110.7	0.21
Total Special Items		(81.4)	68.5	8.2	(6.4)	0.1	(11.0)	$(0.03)

Operating Earnings (Loss) (non-GAAP)		545.1	365.6	417.6	126.4	(122.3)	1,332.4	$2.52

Financial Results for Year-to-Date 2023
Reconciliation of GAAP to Operating Earnings (non-GAAP)

		2023
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS (a)
		($ in millions)

GAAP Earnings (Loss)		539.1	302.4	377.9	(190.0)	(111.2)	918.2	$1.78

Special Items (b)
Mark-to-Market Impact of Commodity Hedging Activities	(c)	(9.2)	—	—	212.8	—	203.6	0.40
Termination of the Sale of Kentucky Operations	(k)	—	—	—	—	(33.7)	(33.7)	(0.06)
Pending Sale of Unregulated Renewables	(l)	—	—	—	88.5	1.6	90.1	0.17
Change in Texas Legislation	(m)	(4.3)	(20.2)	0.1	—	—	(24.4)	(0.05)
Total Special Items		(13.5)	(20.2)	0.1	301.3	(32.1)	235.6	$0.46

Operating Earnings (Loss) (non-GAAP)		525.6	282.2	378.0	111.3	(143.3)	1,153.8	$2.24

(a)Per share amounts are divided by Weighted Average Common Shares Outstanding – Basic
(b)Excluding tax related adjustments, all items presented in the table are tax adjusted at the statutory rate unless otherwise noted
(c)Represents the impact of mark-to-market economic hedging activities

(d)Represents the impact of the remeasurement of excess accumulated deferred income taxes in Arkansas and Michigan
(e)Represents the impact of receiving IRS PLRs related to NOLCs in retail rate making (I&M, PSO and SWEPCo). Amount includes a reduction in excess accumulated deferred income taxes and activity related to prior periods
(f)Represents the impact of a disallowance recorded at SWEPCo on the remaining net book value of the Dolet Hills Power Station as a result of an LPSC approved settlement agreement in April 2024
(g)Represents a provision for revenue refunds on certain capitalized costs associated with the Turk Plant
(h)Represents the loss on the expected sale of AEP OnSite Partners
(i)Represents the impact of AEP's recently announced workforce reduction program
(j)Represents the impact of the Federal EPA Revised Coal Combustion Residuals Rule
(k)Represents an adjustment to the loss on the expected sale of the Kentucky Operations which was terminated in April 2023 and other related third-party transaction costs
(l)Represents the loss on the sale of the Competitive Contracted Renewable Portfolio and other related third-party transaction costs
(m)Represents the impact of recent legislation in Texas regarding recovery of certain employee incentives

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30,
ENERGY & DELIVERY SUMMARY	2024	2023	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	15,232	14,431	5.6%
Commercial	11,853	11,095	6.8%
Industrial	17,001	16,955	0.3%
Miscellaneous	1,106	1,066	3.8%
Total Retail	45,192	43,547	3.8%

Wholesale Electric (in millions of kWh): (a)	6,939	6,744	2.9%

Total KWHs	52,131	50,291	3.7%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	12,873	12,176	5.7%
Commercial	17,200	14,137	21.7%
Industrial	13,638	13,199	3.3%
Miscellaneous	360	345	4.3%
Total Retail (b)	44,071	39,857	10.6%

Wholesale Electric (in millions of kWh): (a)	843	881	(4.3)%

Total KWHs	44,914	40,738	10.3%

(a)Includes off-system sales, municipalities and cooperatives, unit power and other wholesale customers
(b)Represents energy delivered to distribution customers